UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(IRS Employer Identification No.)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On June 13, 2022, OrthoPediatrics Corp. (the “Company”), along with its newly-formed, indirect wholly-owned subsidiary OrthoPediatrics Canada ULC, an unlimited liability company governed by the laws of British Columbia, Canada (the “Purchaser”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with the shareholders (each, a “Selling Shareholder” and, collectively, the “Selling Shareholders”) of Pega Medical Inc., a corporation incorporated under the Canada Business Corporations Act (“Pega Medical”). Pega Medical has developed and sells a portfolio of trauma and deformity correction devices for children, including the Fassier-Duval Telescopic Intramedullary System, a well-recognized, innovative implant designed to treat bony deformities in children with osteogenesis imperfecta without disrupting their normal growth.

Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase from the Selling Shareholders all of the issued and outstanding share capital of Pega Medical for approximately CAD $42.3 million (USD $33.1 million) comprised of: (a) CAD $39.7 million (USD $31.1 million) in cash, which amount will be adjusted to reflect the amount of cash, other working capital and certain indebtedness estimated to be on the balance sheet of Pega Medical at closing, as well as being reduced to reflect an estimate of the transaction expenses to be paid by Pega Medical, (b) CAD $1.9 million (USD $1.5 million) in shares of common stock, $0.00025 par value per share, of the Company (“Common Stock”), and (c) CAD $640,000 (USD $501,000) in restricted stock units issued to employees of Pega Medical, which will be subject to an approximately three year vesting schedule. The cash portion of the purchase consideration is subject to a post-closing working capital adjustment. In addition, CAD $200,000 (USD $157,000) of the cash consideration will be deposited into escrow to secure payment of post-closing working capital adjustment, and approximately CAD $1.6 million (USD $1.2 million) of the cash consideration will be deposited into escrow for a period of up to eighteen (18) months to cover certain indemnification obligations of the Selling Shareholders. The acquisition is subject to certain customary conditions and is expected to close in the third quarter of 2022. The US Dollar equivalents listed above were calculated using the assumed exchange rate of CA $1:USD $0.78266 which was the noon spot exchange rate of the National Bank of Canada on June 10, 2022.

The number of shares of Common Stock to be issued will be determined based on the 15 day volume-weighted average trading price per share ending five (5) trading days prior to the closing date (as converted from U.S. dollars into Canadian dollars based on the noon spot exchange rate of the National Bank of Canada on such fifth (5th) trading day). The Common Stock to be issued to the Selling Shareholders will be subject to a repurchase right by the Company in the event a Selling Shareholder leaves employment with Pega Medical for certain reasons during the 3-year period following closing. In the event the repurchase right is triggered, the Company will have the right to repurchase the shares of Common Stock issued to such Selling Shareholder at a price of USD $0.10 per share.

The Purchase Agreement contains negotiated representations, warranties and covenants by the Selling Shareholders, the Company and the Purchaser, which are believed to be customary for transactions of this kind. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 14, 2022, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the acquisition.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Sale and Purchase Agreement, dated June 13, 2022, among OrthoPediatrics Corp., OrthoPediatrics Canada ULC, and the shareholders of Pega Medical Inc.

99.1	Press Release, dated June 14, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

_____________________

*	Certain exhibits and the disclosure letter to the Sale and Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the disclosure letter and any exhibit omitted from the Sale and Purchase Agreement to the Securities and Exchange Commission (the “SEC”) upon request.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: June 14, 2022	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen, General Counsel and Secretary